Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Amendment No. 2 to Amended and Restated Purchase and Sale Agreement

This Amendment No. 2 (“Amendment No. 2”) to the Amended and Restated Purchase and Sale Agreement dated as of November 24, 2014, as amended by Amendment No. 1 (“Amendment No. 1”) dated October 13, 2016 (as amended, the “Purchase and Sale Agreement”), is entered into on this 30th day of October 2020 (the “Amendment No. 2 Effective Date”) by and between Cystic Fibrosis Foundation, a Delaware non-stock corporation (the “Seller”) (as successor in interest to Cystic Fibrosis Foundation Therapeutics, Inc. (“CFFT”)), RPI Finance Trust (the “Purchaser”) and RPI 2019 Intermediate Finance Trust (“RPI 2019 IFT”). Capitalized terms not defined herein have the meanings assigned to them in the Purchase and Sale Agreement.

RECITAL: Purchaser and Seller entered into the Purchase and Sale Agreement pursuant to which Purchaser (i) purchased certain royalty interests owed to Seller by Counterparty under the Counterparty Agreement and (ii) agreed to remit to Seller the Excess Royalties on the terms described in Section 2.1(f) of the Purchase and Sale Agreement. Purchaser and Seller now desire to amend the Purchase and Sale Agreement to eliminate Purchaser’s obligation to remit the Excess Royalties on the terms provided herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, Seller, Purchaser and RPI 2019 IFT hereby agree to the following:

1.    Amendment to Purchase Price and Additional Purchase Price. Section 2.2 of the Purchase and Sale Agreement is hereby amended by inserting the following Section 2.2C at the end thereof:

“Section 2.2C Rights to Excess Royalties.

(a)	The Seller and the Purchaser hereby terminate the Purchaser’s obligation pursuant to Section 2.1(f) and 2.2 of the Purchase and Sale Agreement to remit the Excess Royalties to the Seller.

(b)

In full consideration for the termination pursuant to Section 2.2C(a) of the Purchaser’s obligation to remit the Excess Royalties to the Seller, and subject to the terms and conditions set forth in this Amendment No. 2:

i.

On the Amendment No. 2 Effective Date, the RPI 2019 IFT shall pay to the Seller Five Hundred Seventy-Five Million Dollars ($575,000,000) (the “First Amendment No. 2 Payment”), in immediately available funds by wire transfer to the account designated by Seller immediately prior to Closing.

ii.

If [***], RPI 2019 IFT shall pay to the Seller Seventy-Five Million Dollars ($75,000,000) (the “Second Amendment No. 2 Payment”), in immediately available funds by wire transfer to the account designated by Seller immediately prior to the time such payment is to be made. For clarity, if [***] then the Second Amendment No. 2 Payment shall not be due and payable unless and until [***](it being understood that if [***], then the Second Amendment No. 2 Payment shall not be payable [***].

iii.

If [***], then on [***]RPI 2019 IFT shall pay to the Seller the Second Amendment No. 2 Payment in immediately available funds by wire transfer to the account designated by Seller immediately prior to the time such payment is to be made. For clarity, if [***], neither the Purchaser nor RPI 2019 IFT shall owe the Second Amendment No. 2 Payment pursuant to this Section 2.2C(b)(iii).

iv.	For clarity, the Second Amendment No. 2 Payment shall not be payable more than once.

(c)	For purposes of this Section 2.2C, the following terms shall have the definitions set forth below:

i.	“Non-Royalty Bearing Product” means [***]. For clarity, [***].

ii.	“[***]” means [***].

iii.	“[***]” means [***].

(d)	The payment of the First Amendment No. 2 Payment and, if applicable, the Second Amendment No. 2 Payment shall be deemed “Additional Purchase Price” under the Purchase and Sale Agreement.

(e)	For clarity, Royalties include all amounts paid or payable under Section 5.3.1 of the Counterparty Agreement (as such Section was amended in Amendment 7 to the Counterparty Agreement).

2.    Financing Statements; No Further Effect of Section 2.1(f); Amendment to Escrow Agreement. The parties agree that in order to effect the intent of this Amendment No. 2, Purchaser is hereby authorized to file a financing statement contemplated by Sections 2.1(c) and 2.1(e) of the Purchase and Sale Agreement in the form set forth in Exhibit A hereto and a UCC termination statement with respect to the financing statement contemplated by Section 2.1(f) of the Purchase and Sale Agreement in the form set forth in Exhibit B hereto. The parties further agree that Section 2.1(f) of the Purchase and Sale Agreement shall have no further force or effect as of the Amendment No. 2 Effective Date. The parties agree to use commercially reasonable efforts to execute, and to cause Bank of America, National Association, to execute, an amendment to that certain Escrow Agreement, dated May 13, 2015, by and among CFFT, Purchaser and Bank of America, National Association, substantially in the form set forth in Exhibit C hereto, within ten (10) Business Days after the Amendment No. 2 Effective Date.

3.    Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as of the date hereof as follows:

3.1

Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under the Counterparty Agreement. Seller is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not be a Material Adverse Change). Neither Purchaser nor any of its partners, members or controlling Persons is an Affiliate of Seller or any Subsidiary of the Seller.

3.2

No Conflicts. (a) None of the execution and delivery by Seller of this Amendment No. 2, the performance by Seller of the obligations contemplated hereby or the consummation of the transactions contemplated hereby will: (i) contravene, conflict with, result in a breach, violation, cancellation, termination of or loss of benefit under, constitute a default (with or without notice, or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Seller or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which Seller or any of its Subsidiaries is a party or by which Seller or any of its Subsidiaries or any of their respective assets or properties is bound or committed (including the Counterparty Agreement) or (C) any term or provision of any of the organizational documents of Seller or any of its Subsidiaries; (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of Seller or any of its Subsidiaries; or (iii) except as provided in this Amendment No. 2, result in or require the creation or imposition of any Lien on the Licensed Products, the Counterparty Agreement or the Excess Royalties.

(b) Except for any Lien created or existing under the First Agreement and the Second Agreement, and under Section 2.1 of the Purchase and Sale Agreement, the Seller has not granted, nor does there exist, any Lien on or relating to this Amendment No. 2, the Counterparty Agreement, the Licensed Products or the Excess Royalties.

3.3

Authorization. Seller has all powers and authority to execute and deliver, and perform its obligations under, this Amendment No. 2 and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment No. 2 and the performance by Seller of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Seller. This Amendment No. 2 has been duly executed and delivered by an authorized officer of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally and general equitable principles.

3.4

Governmental and Third Party Authorizations. The execution and delivery by Seller of this Amendment No. 2, the performance by Seller of its obligations hereunder and the consummation of any of the transactions contemplated hereunder (including the sale, contribution, assignment, transfer, conveyance and granting of the Excess Royalties to Purchaser and cancellation of Purchaser’s obligation to pay the Excess Royalties to Seller) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for such consents as have already been obtained as of the date hereof and except for the filing of UCC financing statements.

3.5

No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the Knowledge of the Seller, threatened against the Seller or any of its Subsidiaries in respect of the Seller or any of its Subsidiaries, the Counterparty, the Licensed Products or the Purchased Assets (including the Counterparty Agreement), at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Seller, threatened against the Seller or any of its Subsidiaries in respect of the Seller or any of its Subsidiaries, the Counterparty, the Licensed Products or the Purchased Assets (including the Counterparty Agreement), that, in each case, (i) if adversely determined, could be a Material Adverse Change, or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller is party. To the knowledge of the Seller, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, suit, arbitration, claim, investigation, proceeding or inquiry.

4.    Representations and warranties of Purchaser and RPI 2019 IFT. Purchaser and RPI 2019 IFT each hereby makes those representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.6 and 4.7 (substituting “RPI 2019 IFT” in lieu of “Purchaser” for the representations and warranties made by RPI 2019 IFT hereunder) mutatis mutandis, of the Purchase and Sale Agreement as of the date hereof.

5.    Counterparty Consent. Effective as of the effective date of the Consent (as defined below), Seller hereby assigns and delegates to Purchaser Seller’s rights and obligations under [***] of the Counterparty Agreement to Purchaser but only with respect to [***]. Seller shall send to Counterparty a letter, in the form set forth in Exhibit D hereto (the “Consent”), requesting [***]. In addition, the Seller shall make available its relevant records to the Purchaser in connection with [***].

6.    Procedure for [***]. Purchaser shall promptly provide Seller with written notice of [***].

7.	Release; Indemnification.

7.1

Purchaser hereby releases Seller of all of Seller’s obligations from and after the Amendment No. 2 Effective Date under the following Sections of the Purchase and Sale Agreement: [***] (collectively, the “Released Obligations”), and such Sections shall have no further force or effect. Purchaser, its Affiliates and any of their respective partners, directors, managers, members, officers, employees, agents, controlling persons and assigns (the “Purchaser Releasing Parties”) fully, finally and forever release, relinquish, acquit and discharge Seller, its Affiliates, and any of their predecessors, successors, assigns, officers, directors, employees, trustees, parents, and subsidiaries (each individually a “Seller Releasee”) of and from, and covenant not to sue, not to assign to any other entity a right to sue, and not to authorize any other entity to sue any Seller Releasee for any and all Losses of every name and nature, both at law and in equity, known or unknown, whether past, present or future, suspected or unsuspected, accrued or unaccrued to the extent arising out of the Released Obligations or [***]. This release shall not prevent or impair the right of Purchaser to bring a claim for any breach of a representation, warranty, or covenant made in this Amendment No. 2. If and for so long as [***], the releases granted with respect to [***] and the indemnification obligations of Purchaser below shall terminate and shall be of no further force and effect and Seller shall be obligated to perform the [***]. If [***], such releases and indemnification obligations shall be reinstated for so long as [***].

7.2

Purchaser agrees to indemnify and hold each Seller Indemnified Party harmless from and against, and will pay to each Seller Indemnified Party the amount of any Losses (including attorneys’ fees) awarded against or incurred or suffered by such Seller Indemnified Party, to the extent incurred as a result of a third party claim, demand, action or proceeding, arising out of any Released Obligation or [***], and any such claim shall be resolved pursuant to and in accordance with Article VII of the Purchase and Sale Agreement. Purchaser shall not indemnify or hold harmless any Seller Indemnified Party for (i) any breach by any Seller Indemnified Party of any representation, warranty, or covenant of Seller made in this Amendment No. 2 or (ii) any Losses incurred or suffered by any Seller Indemnified Party as a result of any subpoena served on any Seller Indemnified Party in connection with any arbitration or proceeding between Purchaser and Counterparty to which Seller is not a party.

8.	Other Provisions. Except as amended by this Amendment No. 2, the Purchase and Sale Agreement is unchanged and remains in full force and effect.

9.

Trustee Capacity of Wilmington Trust Company. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Amendment No. 2 is executed and delivered by Wilmington Trust Company, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the trust agreement of the Purchaser, (ii) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company, but is made and intended for the purpose of binding only the Purchaser, and (iii) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Amendment No. 2 or any related documents.

10.

Trustee Capacity of Wilmington Trust, National Association. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Amendment No. 2 is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely in its trustee capacity with respect to RPI 2019 IFT, in the exercise of the powers and authority conferred and vested in it under the trust agreement of RPI 2019 IFT, (ii) each of the representations, undertakings and agreements herein made on the part of RPI 2019 IFT is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association, but is made and intended for the purpose of binding only RPI 2019 IFT, and, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by RPI 2019 IFT in this Amendment No. 2, and (v) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of RPI 2019 IFT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by RPI 2019 IFT under this Amendment No. 2 or any related documents.

[Signature Page Follows]

In witness hereof, Seller, Purchaser and RPI 2019 IFT have entered into this Amendment No. 2 by their duly authorized representatives as of the Amendment No. 2 Effective Date.

RPI FINANCE TRUST	CYSTIC FIBROSIS FOUNDATION

By:	Wilmington Trust Company,
not in its individual capacity but
solely in its capacity as owner trustee

		By:	/s/ Michael P. Boyle, MD
		Name:	Michael P. Boyle, MD
		Title:	President and CEO

By:	/s/ Cynthia L. Major
Name:	Cynthia L. Major
Title:	Officer

		By:	/s/ Vera Twigg
		Name:	Vera Twigg
		Title:	EVP and Chief Financial Officer

RPI 2019 INTERMEDIATE FINANCE TRUST

By:	Wilmington Trust, National
Association,
not in its individual capacity but
solely in its capacity as owner trustee

By:	/s/ Cynthia L. Major
Name:	Cynthia L. Major
Title:	Banking Officer

Exhibit A

Exhibit B

Exhibit C

Exhibit D